UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts     02109

(Address of Principal Executive Offices)         (Zip Code)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2005, Boston Private Financial Holdings Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with SunTrust Bank as administrative agent to provide a committed line of credit. The Credit Agreement provides for a line of credit to be made available to the Company in an amount up to $75 million. The purpose of the line of credit is to refinance the existing line of credit, to fund future permitted investments, dividends and acquisitions and to provide short term working capital to the Company and its subsidiaries, as necessary. The interest rate on the line of credit is a floating rate indexed to either the prime rate, the LIBOR rate or the federal funds rate, as selected by the Company. The Company is required to maintain various minimum capital and loan loss ratios in conjunction with the line of credit.

Item 9.01. Exhibits.

(a)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement among Boston Private Financial Holdings, Inc., as Borrower, SunTrust Bank, as Administrative Agent, and the Lenders named therein, dated as of December 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: December 23, 2005

By: /s/ Walter M. Pressey

Walter M. Pressey

President